UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

April 12, 2006

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

    Delaware

(State or other jurisdiction of incorporation)

1-644-2	13-1815595
(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

For informational purposes, the Company is reclassifying its historical geographic segment information to conform with its previously disclosed 2006 organizational realignment, which results in a slight modification to the Oral, Personal and Home Care segment with no impact on historical total Company results.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2005 disclosed that, effective January 1, 2006, in order to address evolving markets and more closely align countries with similar consumer needs and retail trade structures, responsibility for Eastern European operations including Russia, Turkey, Ukraine and Belarus, in total representing 3% of the Colgate’s global business, transferred to Greater Asia management, and responsibility for countries in the South Pacific, including Australia, in total representing 4% of the Colgate’s global business, was transferred to European management.

Commencing with the Company’s financial reporting for the quarter ended March 31, 2006, financial information for the Oral, Personal and Home Care segment will reflect the following four reportable operating segments:

•	North America
•	Latin America
•	Europe/South Pacific
•	Greater Asia/Africa

As the results of these Eastern European and South Pacific operations were formerly reported within Europe and Asia/Africa, respectively, the Company is providing the accompanying reclassified segment information and geographic sales analysis to enable comparisons between 2006 results and prior periods.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is filed with this document:

Exhibit Number	Description

99	Reclassified segment information and geographic sales analysis of Colgate-Palmolive Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2006	COLGATE-PALMOLIVE COMPANY

	By	/S/ STEPHEN C. PATRICK
		Name:	Stephen C. Patrick
		Title:	Chief Financial Officer